Exhibit 99.1

MALACHITE INNOVATIONS ANNOUNCES SIGNED LETTER OF

INTENT WITH RANGE ENVIRONMENTAL RESOURCES, INC.

15 MAR 2022 / PRESS RELEASE

CLEVELAND, OHIO – (March 15, 2022) – MALACHITE INNOVATIONS, INC. (OTC Mkts: MLCT) (“Malachite”) announces that it has entered into a non-binding letter of intent (the “Letter of Intent”) with the owners of Range Environmental Resources, Inc. (“Range”), a West Virginia-based environmental services company operating throughout Appalachia, to purchase 80% of their shares in Range in exchange for Ten Million (10,000,000) shares of Malachite’s common stock and One Million Dollars ($1,000,000) in cash. Completion of the transaction is subject to, among other matters, the completion of due diligence, the negotiation of a definitive agreement providing for the transaction and employment agreements with the two owners of Range, satisfaction of the conditions negotiated therein, and approval of the transaction by the Malachite board of directors.

In October 2021, Malachite expanded its corporate strategy through the formation of a new operating subsidiary – Daedalus Ecosciences – to invest in environmental, social and governance (“ESG”) value creation opportunities with the goal of improving our people-planet ecosystem. Daedalus Ecosciences will serve as the holding company of various operating businesses that are anticipated to provide direct and measurable improvement to our environment, with a particular focus on the most challenging socio-economic areas of our country, such as Appalachia, to maximize the good we do for people and the planet. Range would be Malachite’s first investment under its new ESG investment strategy.

“Range is an environmental services business that primarily focuses on the reclamation of former coal mines, the remediation of non-compliant streams and waterways, and the reimagination of challenging environmental situations into next generation industries and job-creating commercial activities,” stated Michael Cavanaugh, Malachite’s Chief Executive Officer. “We believe that this acquisition can serve as a catalyst for the acquisition and organic growth of several additional ESG investment opportunities that complement Range with the goal of creating a large, multi-faceted earth-focused operating business unit with substantial revenues and profits,” Cavanaugh stated.

About Malachite Innovations, Inc.

Headquartered in Cleveland, Ohio, Malachite Innovations, Inc. is an innovative socially-conscious company dedicated to improving the health and wellness of people and our planet. Malachite deploys this dual, interconnected strategy through two wholly-owned operating subsidiaries. Daedalus Ecosciences, our operating unit dedicated to improving the health and wellness of our planet through ESG investments, seeks to identify, invest in and reposition challenging environmental situations with a particular focus on technological innovations and eco-friendly solutions deployed in economically challenged communities. Graphium Biosciences, our operating subsidiary dedicated to improving the health and wellness of people, seeks to advance our broad portfolio of over 100 novel cannabinoid-glycoside compounds created using our proprietary enzymatic bioprocessing technologies to develop safe and effective novel treatments for chronic and debilitating conditions, with an initial focus on inflammatory bowel disease.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors that could cause actual outcomes and results to be materially different from those indicated in such statements. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, timing of clinical trials and product development, business strategy and new lines of business. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Malachite Innovations, Inc.

Investor Relations

P: +1 (216) 304-6556

E: ir@malachiteinnovations.com

W: www.malachiteinnovations.com